Exhibit 99.3

FOR IMMEDIATE RELEASE
Contact:    Stephen E. Hare
                    Executive Vice President and CFO
                    (804) 287-5685

CADMUS COMMUNICATIONS ANNOUNCES EXECUTIVE APPOINTMENTS

RICHMOND, VA (January 23, 2003)   —  Cadmus Communications Corporation (Nasdaq/NM: CDMS) today announced the formation of the Publisher Services Group and the appointment of executive leaders. Stephen E. Hare, formerly the executive vice president and chief financial officer, has been promoted to president of the Publisher Services Group. This group consists of the Company’s scientific, technical and medical (“STM”) services, special interest magazines and professional books and directories businesses, and represents approximately 90% of the Company’s revenues. Bruce V. Thomas, president and chief executive officer, stated, “The Publisher Services Group will permit us to further focus on multi-market sales efforts, implement large outsourcing opportunities, and improve our procurement and logistics programs. Steve has already had an impact on this group and will continue to drive initiatives to improve growth and profitability.”

In addition, Paul K. Suijk has joined the Company as senior vice president and chief financial officer. Mr. Suijk, most recently senior vice president and chief financial officer of Comdial Corporation, has over 20 years of experience in corporate finance, treasury, international business development and multinational operations. Prior to joining Comdial in 2000, Mr. Suijk served as senior vice president and corporate treasurer with Danka Business Systems, PLC from 1997 to 1999. He was with James River Corporation from 1987 to 1997 holding senior level financial positions. He received both his bachelor’s degree in business administration and his master's degree in business administration from George Washington University. Mr. Thomas commented, “Paul is a great addition to Cadmus as we continue to build a strong, talented management team that will make significant contributions to our growth and profitability. Paul's experience will be valuable as we look to expand our worldwide presence, pursue international sales and expansion opportunities, and further leverage our global content processing capabilities.”

Cadmus Communications Corporation provides end-to-end, integrated graphic communications services to professional publishers, not-for-profit societies and corporations. Cadmus is the world’s largest provider of content management and production services to scientific, technical and medical journal publishers, the fifth largest periodicals printer in North America, and a leading provider of specialty packaging and promotional printing services. Additional information about Cadmus is available at www.cadmus.com.

Statements made in this release relating to Cadmus’ future prospects and performance are “forward-looking statements” that are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations may include factors that are beyond Cadmus' ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other potential risks and uncertainties include but are not limited to: (1) the overall economic environment in North America, (2) our ability to develop and market new capabilities and services to take advantage of technology changes in the publishing process, especially for scientific, technical and medical journals, (3) significant price pressure in the markets in which we compete, (4) the loss of significant customers or the decrease in demand from customers, (5) our ability to continue to obtain improved efficiencies and lower production costs, (6) the financial condition of and ability to pay by certain customers, (7) the impact of industry consolidation among key customers, (8) our ability to successfully complete certain consolidation initiatives and effect other restructuring actions, and (9) our ability to operate profitably and effectively with high levels of indebtedness. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. The information provided in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.